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                                                                     EXHIBIT 5.1


                                   Law Offices
                        BALLARD SPAHR ANDREWS & INGERSOLL
                       300 EAST LOMBARD STREET, 19TH FLOOR
                         BALTIMORE, MARYLAND 21202-3268
                                  410-528-5600
                                FAX 410-528-5650
                                October 4, 1996

Sunstone Hotel Investors, Inc.
115 Calle de Industrias
Suite 201
San Clemente, California 92672

         Re: Sunstone Hotel Investors, Inc., a Maryland corporation (the "Corporation") - Registration Statement on Form S-3 pertaining to One Million (1,000,000) Shares of Common Stock, par value One Cent ($.01) per Share (the "Shares")

Ladies and Gentlemen:

         In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Corporation on Form S-3 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about October 11, 1996 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         We have acted as special Maryland corporate counsel for the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken by the Corporation in connection with the authorization of the Shares. In addition, we have relied upon certificates and advice from the officers of the Corporation upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation of the Corporation filed with the SDAT on September 21, 1994, Amended Articles of Incorporation filed with the SDAT on September 23, 1994, Articles of Amendment filed with the SDAT on November 9, 1994, Articles of Amendment filed with the SDAT on June 19, 1995 and Articles of Amendment filed with the SDAT on August 14, 1995. We have also examined Bylaws of the Corporation adopted as of September 23, 1994 and resolutions of the Board of Directors of the Corporation adopted on or before the date hereof and are in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.



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BALLARD SPAHR ANDREWS & INGERSOLL

Sunstone Hotel Investors, Inc.
October 4, 1996
Page 2

         We have assumed the genuineness of all signatures, and the authenticity of all documents submitted to us as originals and the conformity of the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

         Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporate action on the part of the Corporation, and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors of the Corporation or a committee thereof, be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Corporation in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

         The opinions set forth herein are limited to the current laws of the State of Maryland and we express no opinion with respect to any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

         The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                   Very truly yours,

                                   /s/ BALLARD SPAHR ANDREWS & INGERSOLL